EXHIBIT 10.4

China Direct, Inc.

5301 North Federal Highway

Boca Raton, Florida 33487

As of March 26, 2007

OPTION AGREEMENT

Richard Galterio

13 Wittier Drive

Morganville, NJ 07751

RE:	STOCK OPTION

Dear Mr. Galterio:

We are pleased to advise you that pursuant to the terms and conditions of that certain Employment Agreement dated as of March 26, 2007 (the “Agreement”) by and between you and China Direct, Inc., as of March 26, 2007 the Company’s Board of Directors authorized the award to you of options (the “Options”) to purchase an aggregate of 1,450,000 shares of our common stock, par value $0.0001 per share (the “Option Shares”), upon the following terms and conditions:

1.         The Options are not granted in accordance with or subject to the terms and conditions of any employee stock option or employee benefit plan of the Company and accordingly are considered “non-plan” Options.

2.	The Options vest and are exercisable on the dates and at the prices as set forth below:

Number of Shares	Exercise Price	Vesting Date	Termination Date
1,000,000	$0.30	03/01/2007	03/01/2012
100,000	$2.50	03/01/2007	03/01/2012
100,000	$5.00	03/01/2007	03/01/2012
125,000	$7.50	01/01/2008	01/01/2013
125,000	$10.00	01/01/2009	01/01/2014

All Options which have not been theretofore exercised terminate at 5:00 pm Florida time on the termination date set forth above (the “Termination Date”) and no options shall be exercisable after such date.

3.         Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased. Such notice shall be accompanied by payment in full in cash of the exercise price. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for Option Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the exercise price thereof.

4.         The Options are transferable by you to a partnership, corporation or other entity controlled by you, to your spouse or to a trust for your benefit or that of your spouse or children. Otherwise, the Options shall not be transferable by you other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during your lifetime, only by you (or, to the extent of legal incapacity or incompetency, your guardian or legal representative). Neither the Options nor any right or benefit under the Options may be transferred, alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged by you, and any attempt to transfer, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

5.         The Options are subject to the terms and conditions of the Agreement.

6.         The exercise price and number of shares issuable upon exercise of the Options are subject to proportional adjustment in the event of stock splits, dividends, reorganizations and similar corporate events.

7.         Neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the “Act”), and the Option Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption from registration. In the event the Option Shares have not been registered under the Act, the certificates representing the Option Shares will contain a legend substantially similar to the following:

“These securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available.”

8.         In order to exercise the Option, you must provide us with written notice that you are exercising all or a portion of your Option. The written notice must specify the number of Option Shares that you are exercising your Option for, and must be accompanied by the exercise price described in paragraph 2, above. Your Option Shares will be issued to you within approximately one week following our receipt of your exercise notice and cleared funds evidencing the exercise price.

9.         No rights or privileges of a shareholder of the Company are conferred by reason of the grant of the Option to you. You will have no rights of a shareholder until you have delivered your exercise notice to us and we have received the exercise price of the Option in cleared funds.

10.       There are a number of risks associated with the Company, its business and operations. The exercise of your Option is a speculative investment and there is no assurance that you will realize a profit on the exercise of your Option. There is no assurance that there will be an active public market into which you may sell the Option Shares or that you will be able to sell your Option Shares at a profit or at all.

11.       We file financial reports and other information with the United States Securities and Exchange Commission (“SEC”). The reports that we file contain information that is important in making a decision whether to exercise the Option or to sell the Option Shares. We urge you to review our reports and other information we file with the SEC. These documents may be viewed at the SEC’s website at www.sec.gov.

12.       The Option will become effective upon your acknowledgment of the terms and conditions of this Agreement and your delivery to us of a signed counterpart of this Agreement.

13.       This Option Agreement shall be governed by the laws of the State of Florida without regard to the conflicts of laws provisions thereof. This Option Agreement may not be amended orally.

Very truly yours,

/s/ James Wang

China Direct, Inc., CEO

AGREED TO AND ACCEPTED AS IF THIS

26TH DAY OF MARCH 2007

/s/ Richard Galterio

(Signature)

Richard Galterio

(Print Name)